Exhibit 24.1

POWER OF ATTORNEY

We, the undersigned officers and directors of CVRx, Inc., hereby severally constitute and appoint Nadim Yared and Jared Oasheim, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to one or more registration statements on Form S-8 or any other appropriate form, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission to register such number of shares of the Company’s common stock to be offered pursuant to the following plans and agreements:

Plan/Agreement	Shares

2021 Equity Incentive Plan	1,043,959 additional shares

2021 Employee Stock Purchase Plan	208,791 additional shares

Stock Option Agreement (Inducement Grant)	360,000 shares

We hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

/s/ Ali Behbahani Ali Behbahani	Date: January 31, 2024

/s/ Mudit Jain Mudit Jain	Date: January 24, 2024

/s/ Kevin Hykes Kevin Hykes	Date: January 24, 2024

/s/ Kirk Nielsen Kirk Nielsen	Date: January 24, 2024
/s/ Martha Shadan	Date: January 24, 2024
Martha Shadan
/s/ Joseph Slattery Joseph Slattery	Date: January 24, 2024

/s/ Nadim Yared Nadim Yared	Date: January 24, 2024